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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 12, 2001, with respect to the Consolidated Financial Statements of the Company as of and for the year ended December 31, 2000 included in Internet Law Library's Annual Report on Form 10-K, and to all reference to our Firm included in this Registration Statement.


/s/ Harper & Pearson Company P.C.


Houston, Texas
October 2, 2001